UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 11, 2015

Aspen Aerogels, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-36481	04-3559972
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30 Forbes Road, Building B, Northborough, Massachusetts		01532
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(508) 691-1111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

5.02(e)

On December 16, 2015, Aspen Aerogels, Inc., (“Company”) entered into amended and restated executive agreements effective as of January 1, 2016 for a three year term with each of its executive officers, including the Company’s named executive officers Donald R. Young, President and Chief Executive Officer, John F. Fairbanks, Vice President, Chief Financial Officer and Treasurer, and Corby Whitaker, Senior Vice President, Sales and Marketing.

The material terms of Mr. Young’s executive agreement are as follows:

•	Annual base salary of $480,000 and a performance bonus target of 90% of annual base salary.

•	Upon termination by the Company not for cause or termination by Mr. Young for good reason, he is entitled to receive upon execution of a release, an amount equal to two times his annual base salary then in effect, a pro rata portion based on the number of months worked in the year of termination of his performance bonus target then in effect, 24 months of COBRA health care insurance benefits and 6 months of outplacement services. For any such termination within 24 months from a change of control, Mr. Young is entitled to the same amounts as set forth above other than with respect to his performance bonus amount which will instead be an amount equal to two times his performance bonus target in effect at the time of termination.

•	Upon termination by the Company not for cause or termination by Mr. Young for good reason, vesting of any stock based awards outstanding as of December 1, 2015 will be accelerated by three months and any vested stock options will be exercisable for one year from the date of termination. For any such termination within 24 months from a change of control, any stock based award outstanding as of December 1, 2015 will become fully vested and exercisable as of the date of his termination and subject to any permitted action by the Board of Directors of the Company upon a change of control under the Company’s applicable equity plan to terminate the stock options or other stock-based awards upon a change of control, any such vested stock option shall be exercisable for not less than one year from his date of termination; and to the extent any such stock options and other stock-based awards granted prior to December 1, 2015 are not assumed by the Company’s successor in such change of control, the vesting of all stock options and other stock-based awards shall accelerate and become fully vested and exercisable immediately prior to the change of control and may be terminated by the Company in connection with the change of control.

The material terms of the executive agreements with the other named executive officers are as follows:

•	The annual base salary for Messrs. Fairbanks and Whitaker is set at $283,371 and $300,500, respectively, and the performance bonus target is set at 50%.

•	Upon termination by the Company not for cause or termination by the executive for good reason, the executive is entitled to receive upon execution of a release, an amount equal to his annual base salary then in effect, a pro rata portion based on the number of months worked in the year of termination of his performance bonus target, 12 months of COBRA health care insurance benefits and 6 months of outplacement service. For any such termination within 24 months from a change of control, the executive is entitled to receive an amount equal to one and one-half times his annual base salary and performance bonus target in effect at the time of termination, eighteen months of COBRA health insurance benefits and 6 months of outplacement services.

•	Upon termination by the Company not for cause or termination by the executive for good reason, vesting of any stock based awards outstanding as of January 1, 2016 will be accelerated by three months and any vested stock options will be exercisable for one year from the date of termination. For any such termination within 24 months from a change of control, any stock based award outstanding as of January 1, 2016 will become fully vested and exercisable as of the date of termination and subject to any permitted action by the Board of Directors upon a change of control under the Company’s applicable equity plan to terminate the stock options or other stock-based awards upon a change of control, any such vested stock option shall be exercisable for not less than one year from the date of termination; and to the extent any such stock options and other stock-based awards outstanding as of January 1, 2016 are not assumed by the Company’s successor in such change of control, the vesting of all stock options and other stock-based awards shall immediately accelerate and become fully vested and exercisable immediately prior to the change of control and may be terminated by the Company in connection with the change of control.

On December 11, 2015, the Company’s Board of Directors granted to Mr. Young, under the Company’s 2014 Employee, Director and Consultant Equity Incentive Plan (the “Plan”), the following equity grants which are intended to encourage ownership of shares, reward Mr. Young for past and future performance, induce him to work for the benefit of the Company for fiscal 2016, 2017 and 2018, retain Mr. Young, and encourage his alignment with the longer term value of the Company and its stockholders, in accordance with the purposes of the Plan:

•	78,125 shares of restricted common stock which will vest based on achievement of a Company performance target for fiscal year 2020 (the “Restricted Shares”);

•	a nonqualified stock option to purchase 84,745 shares of common stock which will vest in full on the third anniversary of the grant date (the “Time-Based Option”); and

•	a nonqualified stock option to purchase 370,181 shares of common stock of which 131,578 of the shares will vest and become exercisable on the third anniversary of the grant date provided that the 30 day volume weighted average price of the Company’s common stock on the New York Stock Exchange (the “VWAP”) shall be at least $7.68 for at least 60 consecutive trading days during such three-year period; 122,324 of the shares will vest and become exercisable on the fourth anniversary of the grant date provided that the VWAP shall be at least $8.32 for at least 60 consecutive trading days during such four-year period; and the remaining 116,279 of the shares will vest and become exercisable on the fifth anniversary of the grant date provided that the VWAP shall be at least $8.96 for at least 60 consecutive trading days during such five-year period (the “Performance Option”).

The stock options were granted with an exercise price equal to $6.40 which price was above the fair market value of the Company’s Common Stock on the date of grant and equal to the 30 day VWAP.

The stock options will vest provided Mr. Young continues to provide services to the Company on the applicable vesting date. However, with respect to the Performance Option, in the event Mr. Young is terminated by the Company without cause or upon disability or death prior to a vesting date, if an applicable share price performance hurdle has been met for the requisite time as set forth above prior to such termination, then the number of shares that would vest based on that particular share price performance hurdle shall be deemed vested as of the date of termination and the remaining shares subject to the Performance Option that are not deemed vested shall expire and be cancelled as of the termination date.  In addition in the event of a change of control of the Company prior to a vesting date, the share price performance hurdle shall have been deemed met if either (i) the fair market value of the common stock immediately prior to the change of control is greater than the applicable share price performance hurdle; or (ii) the 30 day VWAP ending on the day prior to the change of control is greater than the share price performance hurdle, then the shares that have not vested shall be deemed “earned” and will vest in accordance with the option agreement. Any shares not deemed earned as of the date of the change of control shall expire and be cancelled on the date of the change of control. Furthermore, if within 24 months after the occurrence of a change of control Mr. Young is terminated by the Company without cause or terminates for good reason, the Performance Option shall vest and become exercisable as of the date of termination to the extent earned and the Time-Based Option shall be deemed fully vested as of the date of termination; provided, however if the option is not assumed by a successor corporation the Performance Option shall vest and become exercisable immediately prior to the change of control solely to the extent earned and the Time-Based Option shall become fully vested and exercisable immediately prior to the change of control.

Upon a change of control, all of the Restricted Shares will be deemed to have been “earned” but will not be deemed vested until December 31, 2020.  However, if within 24 months after the occurrence of a change of control Mr. Young is terminated by the Company without cause or terminates for good reason, then the Restricted Shares shall vest as of the date of termination. Furthermore, if in connection with a change of control the Restricted Shares are not substituted for other securities, then the Restricted Shares shall vest of the date of the change of control.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

1. Executive agreement entered into with the Chief Executive Officer Donald R. Young*

2. Form of executive agreement entered into with executive officers*@

*Management contract or compensatory plan arrangement.

@ Each executive who is a party to the agreement and their salary and performance bonus target is listed at the end of the exhibit.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2015	Aspen Aerogels, Inc.
By: /s/ John F. Fairbanks

Name: John F. Fairbanks

Title: Vice President, Chief Financial Officer and Treasurer

Top of the Form

Exhibit Index

Exhibit No.	Description

1	Executive agreement entered into with the Chief Executive Officer Donald R. Young
2	Form of executive agreement entered into with executive officers